    As filed with the Securities and Exchange Commission on November 24, 1997
                                                    Registration No. 333-_______
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                               ------------------
                               KOO KOO ROO, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                      22-3132583
  (State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                  Identification No.)

11075 SANTA MONICA BOULEVARD, SUITE 225
         LOS ANGELES, CALIFORNIA                         90025
(Address of principal executive offices)               (Zip Code)

                               ------------------
                           1997 STOCK OPTION PLAN FOR
                            RESTAURANT EMPLOYEES AND
                        MANAGEMENT OF KOO KOO ROO, INC.
                                      AND
                FUTURE FUND, A LONG-TERM 401(K) SAVINGS PROGRAM
                           FOR KOO KOO ROO EMPLOYEES
                            (Full Title of the Plan)
                       ----------------------------------
                                ROBERT F. KAUTZ
                     PRESIDENT AND CHIEF FINANCIAL OFFICER
                    11075 SANTA MONICA BOULEVARD, SUITE 225
                         LOS ANGELES, CALIFORNIA 90025
                                 (310) 479-2080
               (Name, address, including zip code, and telephone
               number,including area code, of agent for service)
                               ------------------
                                   Copies to:

                           Anthony J. Richmond, Esq.
                               Latham & Watkins
                       633 West Fifth Street, Suite 4000
                         Los Angeles, California 90071
                                (213) 485-1234
                            -----------------------

                        CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------
                                                         Proposed
                     Amount         Proposed             Maximum
Title of Each                       of Shares         Maximum           Aggregate    Amount of
Class of Securities                   to be           Offering Price    Offering     Registration
to be Registered (1)               Registered (1)(2)  Per Share (3)     Price (3)    Fee
-----------------------------------------------------------------------------------------------------
Common Stock                       750,000               $3.4219      $2,566,425        $778
$.01 par value

____________
(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein and an indeterminate number of shares of the common stock, par value $.01 per share (the "Common Stock") of Koo Koo Roo, Inc., a Delaware corporation (the "Company"), to be offered and sold pursuant to the employee benefit plans described herein.
(2) The 1997 Stock Option Plan for Restaurant Employees and Management of Koo Koo Roo, Inc. (the "Stock Option Plan") authorizes the issuance of a maximum of 750,000 shares of Common Stock. All of such shares are subject to presently outstanding options granted under the Stock Option Plan as of the date hereof.
(3) Pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon the average of the high and low sales prices per share ($3.4219) of the Company's Common Stock on the Nasdaq Stock Market on November 21, 1997.

                                     PART I

                          INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

       The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to plan participants as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.


                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

       The registrant, Koo Koo Roo, Inc., a Delaware corporation (the "Company"), hereby incorporates the following documents in this Registration Statement by reference:

       (a) Description of the Company's Common Stock contained in the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, on March 13, 1997 (Registration No. 333-23263), as amended by Amendment No. 1 filed with the Commission on May 5, 1997, and Amendment No. 2 filed with the Commission on June 5, 1997;

       (b) Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1996 (the "Form 10-K");

       (c) Amendment No. 1 to Form 10-K on Form 10-K/A for the year ended December 31, 1996 filed with the Commission on April 30, 1997;

       (d) Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997, June 30, 1997, and September 30, 1997;

       (e) Current Reports on Form 8-K for events dated February 27, 1997, March 6, 1997, April 10, 1997, May 2, 1997, May 19, 1997, June 24, 1997,
           and October 21, 1997.

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this registration statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

       The Company's Common Stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and, therefore, the description of securities is omitted.

                               Page 2 of 8 pages

Item 5.  Interests of Named Experts and Counsel

       The validity of the original issuance of the Common Stock registered hereby is passed on for the Company by McKenna & Stahl, Irvine, California. Harry S. Stahl, a partner in McKenna & Stahl, owns options to acquire 25,000 shares of Common Stock.


Item 6.  Indemnification of Directors and Officers

       The Company's Certificate of Incorporation, as amended, provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except in certain cases where liability is mandated by the Delaware General Corporation Law. This provision has no effect on any non-monetary remedies that may be available to the Company or its stockholders, nor does it relieve the Company or its directors from compliance with federal or state securities laws. The Certificate of Incorporation also provides that each person who is or was or had agreed to become a director or officer of the Company or of certain affiliated entities shall be indemnified by the Company, in accordance with its Bylaws, to the full extent permitted from time to time by the Delaware General Corporation Law and that the Company may enter into one or more agreements with any person which provide for indemnification greater or different therefrom. The Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law. The Bylaws also provide for advancement of expenses. Following any "change in control" of the Company of the type required to be reported under Item 1 to Form 8-K promulgated under the Exchange Act, any determination of entitlement to indemnification under the Company's Bylaws must be made by independent legal counsel.


Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.              Exhibits
  3.1                Restated Certificate of Incorporation of the Company/1/

  3.2 Certificate of Amendment to the Restated Certificate of Incorporation of the Company/2/

  3.3                Amended and Restated By-laws of the Company/3/

  3.4                Amendment to Bylaws/4/

  4.1                Specimen of Common Stock Certificate of the Company/1/

 *4.2 1997 Stock Option Plan for Restaurant Employees and Management of Koo Koo Roo, Inc.

 *5.1                Opinion of McKenna & Stahl

 *23.1               Consent of BDO Seidman, LLP
 *23.2               Consent of McKenna & Stahl (included in Exhibit 5.1 hereto)

 *24.1               Power of Attorney (included on page 5)

                                                   (Footnotes on following page)

                               Page 3 of 8 pages

 _______________________
* Filed herewith
/1/ Incorporated by reference to the Company's Registration Statement on Form S-18 (No. 33-42487-NY) declared effective on October 15, 1991.
/2/ Incorporated by reference from the Company's Current Report on Form 8-K dated March 18, 1996.
/3/ Incorporated by reference to the Company's Transition Report on Form 10-K for the six months ended June 30, 1992.
/4/ Incorporated by referenced from the Company's Current Report on Form 8-K dated December 14, 1995.


Item 9.  Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a) and (1)(b) shall not apply to information contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                               Page 4 of 8 pages

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               Page 5 of 8 pages

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, State of California, on this 24th day of November 1997.

                              KOO KOO ROO, INC.


                              By:   /s/ Robert F. Kautz
                                  --------------------------------------------
                                  Robert F. Kautz
                                  President of Koo Koo Roo, Inc.,
                                  Chief Financial Officer and Director


                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth Berg, Robert F. Kautz, John S. Kaufman, Michael D. Mooslin and Ronald D. Garber, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1933, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature                   Title                            Date
---------                   -----                            ----

/s/ Kenneth Berg            Chairman of the Board,           November 24, 1997
-------------------------   Chief Executive
Kenneth Berg                Officer and Director
                            (Principal Executive
                            Officer)

/s/ Robert F. Kautz         President of Koo Koo Roo,        November 24, 1997
-------------------------
Robert F. Kautz             Inc., Chief Financial Officer
                            and Director (Principal
                            Financial Officer)

/s/ John S. Kaufman         President of Koo Koo Roo         November 24, 1997
-------------------------
John S. Kaufman             USA and Director

/s/ Michael D. Mooslin      President of Koo Koo Roo         November 24, 1997
-------------------------
Michael D. Mooslin          International, President and
                            Chief Executive Officer of
                            Color Me Mine, Inc. and Director

                               Page 6 of 8 pages

/s/ Mary E. Arnold          Vice President Finance           November 24, 1997
---------------------       (Principal Accounting Officer)
Mary E. Arnold

                            Treasurer and Director           November   , 1997
---------------------
Morton J. Wall

/s/ Kory L. Berg            Director                         November 24, 1997
---------------------
Kory L. Berg

                            Director                         November   , 1997
---------------------
Lee A. Iacocca

                            Director                         November   , 1997
---------------------
Donald Wohl

                            Director                         November   , 1997
---------------------
Mel Harris

                               Page 7 of 8 pages

                               INDEX TO EXHIBITS

EXHIBIT                                                                                 PAGE
-------                                                                                 ----
  3.1        Restated Certificate of Incorporation of the Company/1/

  3.2 Certificate of Amendment to the Restated Certificate of Incorporation of the Company/2/

  3.3        Amended and Restated By-laws of the Company/3/

  3.4        Amendment to Bylaws/4/

  4.1        Specimen of Common Stock Certificate of the Company/1/

 *4.2        1997 Stock Option Plan for Restaurant Employees and Management of
             Koo Koo Roo, Inc.

 *5.1        Opinion of McKenna & Stahl

*23.1        Consent of BDO Seidman, LLP

*23.2        Consent of McKenna & Stahl (included in Exhibit 5.1 hereto)

*24.1        Power of Attorney (included on page 5)

_______________________
* Filed herewith
/1/ Incorporated by reference to the Company's Registration Statement on Form S-18 (No. 33-42487-NY) declared effective on October 15, 1991.
/2/ Incorporated by reference from the Company's Current Report on Form 8-K dated March 18, 1996.
/3/ Incorporated by reference to the Company's Transition Report on Form 10-K for the six months ended June 30, 1992.
/4/ Incorporated by referenced from the Company's Current Report on Form 8-K dated December 14, 1995.

                               Page 8 of 8 pages